PRIDE OF PAPUA NEW GUINEA 2005

International Coffee Competition

Hosted by: Coffee Pacifica, Inc and PNG Coffee Growers Federation Ltd.

Preselection: September 12th through September 2005 in cupping laboratories of Goroka and Lae International Competition: September 26th through September 30th 2005,

Goroka Coffee Tour: October 1st through October 4th 2005 Coordination: Boot Coffee Consulting, Mr. Willem Boot and Ms. Andi

Trindle Walker Head Judge: Mr. Willem Boot Inquiries:

Willem Boot – willemboot@bootcoffee.com Shailen Singh -shailen@coffeepacifica.com